UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Hostess Brands, Inc. (the “Company”), today announced that Mr. Andrew W. Jacobs has been promoted to Executive Vice President and Chief Operating Officer of the Company. Mr. Jacobs has served as the Company’s Executive Vice President and Chief Commercial Officer since June 1, 2017 and previously served as Senior Vice President and Chief Customer Officer.

Remaining biographical and other information of Mr. Jacobs required by Item 5.02(c) of Form 8-K is included in the Company’s proxy statement on Schedule 14A for its 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2017 and such information is incorporated by reference into this Item 5.02(c).

(e)

In connection with the promotion described in Item 5.02(c) above, Mr. Jacobs will receive an annual base salary of $425,000. His target bonus will be 75% of his annual base salary. Mr. Jacobs received an award of 5,000 restricted stock units, vesting over a three-year period, and options to purchase 20,000 shares of Class A common stock, vesting over a four-year period. In the event that the employment of Mr. Jacobs is terminated within two years following the effective date of his promotion and in connection with such termination, Mr. Jacobs is entitled to severance under the Company’s Key Executive Severance Benefit Plan (the "Severance Plan"), the severance payable to Mr. Jacobs will be the balance of his base salary at his then current salary level for the remainder of such two-year period, but in no event shall the severance payable to Mr. Jacobs be less than the amount he would otherwise receive under the Severance Plan. Any severance paid to Mr. Jacobs would first be paid under, and subject to, the terms of the Severance Plan, and any additional severance payable to Mr. Jacobs under the terms of his offer letter would be paid pursuant to such offer letter.

Item 7.01. Regulation FD Disclosure

On December 11, 2017, the Company issued a press release announcing the promotion of Mr. Jacobs, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release issued on December 11, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: December 11, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer